U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): June 24, 2005

                         American Petroleum Group, Inc.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                    000-49950                             98-0232018
              ---------------------            --------------------------------
              (Commission File No.)            (IRS Employer Identification No.)

                              1400 N. Gannon Drive
                                    2nd Floor
                            Hoffman Estates, IL 60194
                                 (847) 805-0125
              (Address and telephone number of principal executive
                         offices and place of business)

                         American Capital Alliance, Inc.
                         -------------------------------
          (former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13ed-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 -- Registrant's Business Operations

Item 1.01  Entry into a Material Definitive Agreement.

On July 1, 2005, American Petroleum Group, Inc., the Registrant, entered into an Asset Purchase Agreement with TRITON PETROLEUM, LLC, an Illinois Limited Liability Corporation ("Triton") whereby the Registrant purchased all the assets and operations of Triton, as follows:

On the Payment Date, which shall be the one year anniversary of the effectiveness of the Agreement, that being July 1, 2006, , the Registrant shall pay to the Sellers the Purchase Price equal to THREE AND ONE HALF (3.5) times the net earnings of the assets and operations formerly owned by Triton.

The Purchase Price is to be paid as:

(a) TWENTY-FIVE PERCENT (25%) in cash on the payment date, and

(b) with the balance of SEVENTY-FIVE PERCENT, payable over the following two years, in cash and stock, as agreed to by the parties.

In addition, current loans to Triton, totaling approximately THREE HUNDRED THOUSAND DOLLARS ($300,000), due and owing to the members of Triton, shall be paid over the twelve months from the Closing date to the Payment Date.

Some of the members of Triton, which sold the Assets to the Registrant, are Officers/Directors, employees or former Directors of the Registrant. The sellers are as follows:

      Keystone Capital Resources LLC
            Controlled by our Interim President, James W. Zimbler

      Rick Carter
            Former Director

      Christopher Hansen
            Employee of our subsidiary, American Petroleum Products Corp.

      Richard Steifel
            President of our subsidiary, American Petroleum Products Corp.

      George L. Riggs, III
            Former Director and Chief Financial Officer

      Michael S. Krome
            Currently a Director and General Counsel

      Robert Nelson - no relation to Registrant prior to transaction.

The assets purchased include the right to the name, Triton Petroleum, all operations and assets, including any leases, or sub-leases.

Triton purchases used oil from various consolidators of used petroleum such as gear oil, machine oils, etc. that have never been burnt before. It then transports the un-combusted, but unrefined oils back to its reclamation facility for refining. After a very detailed reclamation process, all impurities and contaminants are extrapolated out of the oil, through Triton's centrifuge operation, thus leaving it with a valuable renewable petroleum base oil. This base oil can be blended with new crude and other chemical components and bottled in our Bedford Park, Illinois facility. Using the renewable oils from Triton Petroleum will drastically reduce American Petroleum Products Company's (APPC) cost of base oil by 35%, and management feels that the acquisition of the assets of Triton petroleum, making APPC its only customer, will be an advantage with respect to earnings.

APPC has purchased this kind of oil in the past from various supplies, including Triton Petroleum, but owning the supplier creates a vertical integrated supply chain and giving AMPE a price advantage over its competitors in this highly competitive commodity market.

Section 5 -- Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective June 24, 2005, the following Director resigned from the Board of Directors and/or Principal Officers of the registrant.

      Richard Carter    Director

The Director resigning have stated in their resignation letter that his resignation does in any way imply or infer that there is any dispute or disagreement relating to the Company's operations, policies or practices.

Each resigning Director has been provided a copy of his disclosure, no less that the day the Registrant is filing the disclosure with the Commission. Each Director will be given an opportunity to furnish the Registrant a letter or response, that he agrees with the statements made by the Registrant in this
Section 5.02, and if not, stating the respects in which he does not agree.

Section 9 -- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

      (a)   Financial Statements of business acquired

                  To be filed by Amendment

      (b)   Pro forma financial information

                  To be filed by Amendment

      (c)   Exhibits

                  Exhibit 17.1    Letter of Resignation of Richard Carter

                  Exhibit 99.1 Asset Purchase Agreement between Triton Petroleum, LLC and
                                  American Petroleum Group, Inc.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2005

                                    American Petroleum Group, Inc.

                                    By:      James W. Zimbler
                                    -----------------------------------
                                    James W. Zimbler, Interim President